UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 28, 2018
(Date of earliest event reported)
Qorvo, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36801	46-5288992
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification No.)

7628 Thorndike Road, Greensboro, North Carolina 27409-9421
(Address of principal executive offices)
(Zip Code)

(336) 664-1233
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 1.01.	Entry into a Material Definitive Agreement.
Supplemental Indenture with respect to 2026 Notes
On August 28, 2018, Qorvo, Inc. (the “Company”) completed an offering of an additional $130 million aggregate principal amount of its 5.50% Senior Notes due 2026 (the “Additional Notes”). The Company previously completed the offering of the initial $500 million principal amount of the 5.50% Senior Notes due 2026 (the “Existing Notes”) on July 16, 2018. The Additional Notes were sold in the United States to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or outside the United States pursuant to Regulation S under the Securities Act.
The Additional Notes were issued pursuant to a supplemental indenture, dated as of August 28, 2018 (the “Supplemental Indenture”), by and among the Company, the Company’s domestic subsidiaries that guarantee the Company’s obligations under its existing credit facility, as guarantors (the “Guarantors”), and MUFG Union Bank, N.A., as trustee (the “Trustee”), supplementing that certain indenture, dated as of July 16, 2018 (the “2018 Indenture”), by and among the Company, the Guarantors and the Trustee. The Company used the net proceeds of the offering of the Additional Notes, together with cash on hand, to finance the Tender Offer (as defined below).
The Additional Notes are governed by the 2018 Indenture, as supplemented by the Supplemental Indenture, and have the same interest payment terms and redemption terms as the Existing Notes. The 2018 Indenture contains customary events of default, including, among other things, payment default, exchange default, failure to provide certain notices thereunder and certain provisions related to bankruptcy events. The 2018 Indenture also contains customary negative covenants.
The Additional Notes have not been registered under the Securities Act, or any state securities laws, and, unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.
The description of the Supplemental Indenture, the 2018 Indenture and the Additional Notes in this Current Report on Form 8-K (this “Report”) is a summary and is qualified in its entirety by reference to the text of (i) the Supplemental Indenture, which is filed as Exhibit 4.1 to this Report and (ii) the 2018 Indenture, which is filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 16, 2018, each of which are incorporated herein by reference.
Registration Rights Agreement
In connection with the offering of the Additional Notes, the Company entered into a Registration Rights Agreement, dated as of August 28, 2018 (the “Registration Rights Agreement”), with the Guarantors party thereto, on the one hand, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the initial purchasers of the Additional Notes (the “Initial Purchasers”), on the other hand. The Registration Rights Agreement contains terms substantially identical to the registration rights agreement, dated July 16, 2018, between the parties with respect to the Existing Notes, except that under the Registration Rights Agreement, the Company and the Guarantors have agreed to cause the registered exchange offer to exchange the Additional Notes for a new series of the

Company’s exchange notes having terms substantially identical in all material respects to, and in the same aggregate principal amount, as the Additional Notes to be consummated no later than the 360th day after August 28, 2018 (or if such 360th day is not a business day, the next succeeding business day).
The description of the Registration Rights Agreement in this Report is a summary and is qualified in its entirety by reference to the complete text of the Registration Rights Agreement, which is filed as Exhibit 4.2 to this Report and incorporated herein by reference.
The Company has various relationships with the Initial Purchasers of the Additional Notes. Certain of the Initial Purchasers and their affiliates have engaged, and may in the future engage, in investment banking, commercial banking and other financial advisory and commercial dealings with the Company and its affiliates. In addition, certain of the Initial Purchasers, or their respective affiliates, have a lending relationship with the Company. These Initial Purchasers, or their respective affiliates, have received, and may in the future receive, customary fees and expenses for those services.
Supplemental Indenture with respect to 2025 Notes
On August 28, 2018, the Company issued a press release announcing the results to date of the previously announced cash tender offer (the “Tender Offer”) with respect to the Company’s outstanding 7.00% Senior Notes due 2025 (the “2025 Notes”). The Company also announced the results to date for the Company’s previously announced solicitation of consents from holders of the 2025 Notes (the “Consent Solicitation”) to amend certain provisions of the indenture, dated as of November 19, 2015 (the “2015 Indenture”), between the Company, the Guarantors, and the Trustee with respect to the 2025 Notes (the “Proposed Amendments”). A copy of the press release is filed as Exhibit 99.1 to this Report and incorporated herein by reference.
As of August 28, 2018, the requisite consents to effect the Proposed Amendments with respect to the 2025 Notes, as described in the Offer to Purchase and Consent Solicitation Statement dated August 14, 2018, were received. Accordingly, on August 28, 2018, the Company, the Guarantors and the Trustee executed and delivered a second supplemental indenture to the 2015 Indenture (the “Supplemental Indenture No. 2”). Supplemental Indenture No. 2, which modified only the terms of the 2025 Notes,

(a)	deleted from the Indenture:

i.	Section 4.03, “SEC Reports”;

ii.	Section 4.07, “Limitation on Restricted Payments”;

iii.	Section 4.08, “Limitation on Restrictions on Distributions from Restricted Securities”;

iv.	Section 4.09, “Limitation on Indebtedness”;

v.	Section 4.10, “Limitation on Sales of Assets and Subsidiary Stock”;

vi.	Section 4.11, “Limitation on Transactions with Affiliates”;

vii.	Section 4.12, “Limitation on Liens”;

viii.	Section 4.14, “Change of Control”;

ix.	Section 4.18, “Future Subsidiary Guarantors”;

x.	Section 4.19, “Suspension of Covenants”; and

xi.	Section 6.01(a), “Events of Default” (subsection (4) thereof);

(b)
modified Section 3.01, “Notices to Trustee” by deleting “at least 30 days but not more than 60 days before the redemption date” and replacing the deleted language with the following: “not less than three Business Days nor more than 60 days before the redemption date”;

(c)
modified Section 3.02(a), “Selection of Notes to Be Redeemed” by deleting “not less than 30 nor more than 60 days prior to the redemption date” and replacing the deleted language with the following: “not less than three Business Days nor more than 60 days before the redemption date”;

(d)
modified Section 3.03(a), “Notice of Redemption” by deleting “At least 30 days but not more than 60 days before a redemption date” and replacing the deleted language with the following: “not less than three Business Days nor more than 60 days before the redemption date”;

(e)
modified Section 5.01, “Merger and Consolidation” to remove various restrictions on the Company or any subsidiary guarantor consolidating, merging, or conveying, transferring or leasing all or substantially all of its assets (or the assets of any subsidiary); and

(f)	modified Section 5.02, “Successor Corporation Substituted” to make conforming changes.
Supplemental Indenture No. 2 became effective on August 28, 2018. The description of Supplemental Indenture No. 2 in this Report is a summary and is qualified in its entirety by reference to the complete text of Supplemental Indenture No. 2, which is filed as Exhibit 4.3 to this Report and incorporated herein by reference.
This Report does not constitute an offer to purchase or a solicitation of an offer to sell any 2025 Notes in the Tender Offer. The Tender Offer and the Consent Solicitation are only being made pursuant to an Offer to Purchase and Consent Solicitation Statement and the accompanying Letter of Transmittal and Consent. The Tender Offer and the Consent Solicitation are not being made to holders of 2025 Notes in any state or jurisdiction in which the making or acceptance thereof would be unlawful under the securities laws of such jurisdiction.
Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information required to be disclosed pursuant to this Item 2.03 in connection with the matters described under Item 1.01 of this Report is incorporated herein by reference.
Item 8.01.    Other Events.

On August 28, 2018, the Company issued a press release announcing that it had closed its previously announced offering of $130 million aggregate principal amount of Additional Notes in a private offering to certain institutions that then resold the Additional Notes (i) to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act, and (ii) to certain non-U.S. persons in accordance with Regulation S under the Securities Act. A copy of the press release is filed as Exhibit 99.2 to this Report and incorporated herein by reference.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
4.1	Supplemental Indenture, dated as of August 28, 2018, among Qorvo, Inc., the Guarantors party thereto and MUFG Union Bank, N.A., as Trustee
4.2
Registration Rights Agreement, dated as of August 28, 2018, by and among Qorvo, Inc., the Guarantors named therein and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several Initial Purchasers named therein

4.3	Supplemental Indenture No. 2, dated as of August 28, 2018, among Qorvo, Inc., the Guarantors party thereto and MUFG Union Bank, N.A., as Trustee
99.1	Press Release dated August 28, 2018 regarding tender offer
99.2	Press Release dated August 28, 2018 regarding notes offering

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Qorvo, Inc.

By:	/s/ Mark J. Murphy
Mark J. Murphy
Chief Financial Officer

Date:    August 28, 2018